                                                                  EXHIBIT 10.18


                                 BANCTENN CORP.

                        SPLIT DOLLAR LIFE INSURANCE PLAN
                                 PLAN AGREEMENT


         THIS AGREEMENT, made and entered into this 1st day of January, 1999, by and between BANK OF TENNESSEE (the "Bank"), a subsidiary of BancTenn Corp., and ROY L. HARMON, JR., an employee or director of the Bank (the "Participant"), pursuant to the terms of the BancTenn Corp. Split Dollar Life Insurance Plan (the "Plan"), which Plan is attached hereto and the terms of which are incorporated herein by reference.

         WHEREAS, Participant has been selected by the Committee (as defined in the Plan) as an eligible Participant under the Plan; and

         WHEREAS, the Participant desires to participate in the Plan in accordance with the terms and conditions stated in the Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Pursuant to the terms of the Plan, and its predecessor provisions and agreements, Bank and Participant have heretofore acquired Life Insurance Policy No. 13312901 issued by The Northwestern Mutual Life Insurance Company on January 9, 1995, with a face value of $500,000 (the "Policy").

         2. The Bank and the Participant shall be the owners of the Policy and any other insurance policy acquired on Participant's life pursuant to the Plan and this Agreement (herein collectively referred to as the "Policy"). Their respective interests in the Policy shall be as they are set out in the Plan and this Agreement. While this Agreement is in force, the Bank shall have the unqualified right to control the portion of the cash surrender value of the Policy equal to the amount it contributed out of its own funds pursuant to Section 4 hereunder and Section 4.5 of the Plan. The Bank shall possess the right to borrow either directly or indirectly against the Policy or to repledge its collateral security interest in it for an amount not exceeding its interest. The Participant shall control all Policy values over and above those reserved to the Bank, and all other Policy rights not otherwise ceded to the Bank. However, the Participant agrees that he will not deal with the Policy other than in a manner expressly provided for in the Plan or this Agreement until after the Plan or this Agreement is terminated.

         3. On or before the due date of each insurance policy premium, or within the grace period provided therein, the Bank shall pay to the Insurer the premium due.

         4. The Participant agrees to designate his Beneficiary to receive benefits under the Plan and this Agreement. If more than one Beneficiary is named, the shares and preference of each shall be indicated. The Participant shall execute a Beneficiary Designation Form used by the Insurer for such designations.

         5. The Participant shall have the right to make an absolute assignment of his entire interest under this Agreement and of his interest in the Policy at any time to any person or persons. Upon delivery of a signed copy of the assignment to the Bank, all of the rights, obligations and duties of the Participant hereunder shall pass to and be binding upon such assignee (including the right to make further assignments) and the Participant shall have no further interest in the Plan, this Agreement or the insurance policy.

         6. Any notice which shall or may be given under the Plan or this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at its general offices:

                               Bank of Tennessee
                             301 East Center Street
                        Kingsport, Tennessee 37660-4801
                      Attention: Human Resources Committee
                        Split Dollar Life Insurance Plan

If notice is to be given to the Participant, such notice shall be addressed to:

                               Roy L. Harmon, Jr.
                              1533 Fairidge Drive
                           Kingsport, Tennessee 37660

Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

         7. This Agreement shall be binding upon the Bank and its successors and assigns, and upon the Participant, his Beneficiary, heirs, executors and administrators.

         8. This Agreement shall be construed and governed in all respects under and by the laws of the State of Tennessee, except to the extent preempted by ERISA. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provision hereof shall continue to be fully effective.

         9. This Agreement shall be construed, where required, so that the masculine gender includes the feminine.

         10. This Agreement may be terminated by the Bank in accordance with the provisions of Articles VIII and IX of the Plan.

         11. This Agreement does not constitute a contract of employment between the Bank and the Participant. Employment and compensation may be terminated with or without cause at any time by the Bank or by the Participant.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.


                                             BANK OF TENNESSEE



                                             By: /s/ Colon A. Terrell, Jr.
                                                -------------------------------
                                                   Authorized Representative




                                             PARTICIPANT:



                                             /s/  ROY L. HARMON, JR.
                                             ----------------------------------
                                                  ROY L. HARMON, JR.

                                       3